                                  SCHEDULE 14A

                                 (RULE 14A-101)

                           Information Required in
                               Proxy Statement
                           Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /


     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

     / / Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(c)(2))

                          DEKALB GENETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(i)(ii), 14a-6(i)(l) or 14a-6(i)(2) or
     Item 22(a) of Schedule 14A.
/ / $500 per each party in the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      1) Amount Previously Paid:
                                ------------------------------------------------

      2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

      3) Filing Party:
                      ----------------------------------------------------------

      4) Date Filed:
                    ------------------------------------------------------------

                          DEKALB GENETICS CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 16, 1996

     The Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") will be held at the Kishwaukee College Auditorium, 21193 Malta Road, Malta, Illinois 60150, on Tuesday, January 16, 1996 at 3:00 p.m., Central Standard Time, for the following purposes:

          (1) To elect five directors.

          (2) To approve a proposed amendment to the DEKALB Genetics Corporation Long-Term Incentive Plan.

          (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors, the approval of the amendment to the Long-Term Incentive Plan and certain other information.

     Only stockholders holding shares of Class A Common Stock of record at the close of business on November 30, 1995 will be entitled to vote at the meeting.

     Class A Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary

December 4, 1995

                          DEKALB GENETICS CORPORATION
                               3100 SYCAMORE ROAD
                             DEKALB, ILLINOIS 60115

                               ------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") to be held on January 16, 1996, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 3100 Sycamore Road, DeKalb, Illinois 60115.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of revocation given to the Secretary of the Company or by filing with him a later dated proxy. All shares of the Company's Class A Common Stock, without par value, represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies and this Proxy Statement are being sent to stockholders on or about December 4, 1995.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of shares of Class A Common Stock of record at the close of business on November 30, 1995 will be entitled to vote at the meeting. At the record date, there were outstanding 771,825 shares of Class A Common Stock. In addition, the Company had outstanding at such date 4,422,195 shares of Class B Common Stock not entitled to vote. Each share of Class A Common Stock is entitled to one vote upon each matter to be voted on at the meeting. Stockholders do not have the right to cumulate votes in the election of directors and directors will be elected by a plurality of the votes cast. Consequently, votes that are withheld in the election of directors and broker non-votes will not affect the outcome of the election of directors.

                     COST AND METHOD OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of the Company's Class A Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

                INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND
                  OTHER DIRECTORS WHO WILL CONTINUE IN OFFICE

     At the meeting, three directors are to be elected to hold office for a term of three years, one director is to be elected to hold office for a term of two years, and one director is to be elected to hold office for a term of one year, or, in each case, until his or her successor is duly elected and qualified. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of the five persons named as nominees, each of whom, except for Virginia Roberts Holt (who has not yet served as a director), has served continuously as a director of the Company since the date indicated below. All nominees (except for Mrs. Holt) were elected as directors by vote of the stockholders. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for substitute nominees in their discretion.

     There are five directors whose present terms of office will continue after the meeting until 1997 or 1998, as indicated below. Each has served continuously as a director of the Company since the date indicated beside his name.

     Also set forth below is the principal occupation of each nominee and continuing director during the past five years.

                   NAME AND PRINCIPAL OCCUPATION                       AGE      DIRECTOR SINCE
-------------------------------------------------------------------    ---     ----------------
Nominees for Director Whose Term Will Expire in 1999:
Allan Aves.........................................................    64      August 29, 1988
     Mr. Aves is a farmer and is a director of the Illinois Farm
     Bureau, the former President and a director of the DeKalb
     County Farm Bureau and the former President and Chairman of the Board of the American Soybean Association. He is a member of the Audit Committee.
Douglas C. Roberts.................................................    43      August 29, 1988
     Mr. Roberts is Vice President-Marketing of the Company. He
     held the position of Director, U.S. Business Units of the
     Company's seed division from May 1993 until February 1995 when he was elected to his present position. He was Corn Product
     Director of the Company's seed division until May 1993. Mr.
     Roberts is a member of the Executive Committee.
Paul H. Hatfield...................................................    59      October 13, 1992
     Mr. Hatfield is Chairman, President and Chief Executive
     Officer of Petrolite Corporation. He was Chairman of Hatfield
     Capital Group, a private investment company from February 1995 until November 1995. He was Vice President of Ralston Purina
     Company and President and Chief Executive Officer of Protein
     Technologies International until February 1995. He is a
     director of PENWEST, Ltd. He is a member of the Audit
     Committee.
Nominee for Director Whose Term Will Expire in 1998:
Virginia Roberts Holt..............................................    40
     Mrs. Holt is President of Charles A. Lowe & Associates, an
     audiology practice.
Nominee for Director Whose Term Will Expire in 1997:
Tod R. Hamachek....................................................    49      June 1, 1992
     Mr. Hamachek is President and Chief Executive Officer of
     PENWEST, Ltd., a leading supplier of corn-based specialty
     products for the paper industry, food grade starches for the food and confectionery industries, and non-active ingredients for the pharmaceutical industry. He is a director of PENWEST,
     Ltd., Northwest Natural Gas Company and The Seattle Times Co.
     Mr. Hamachek is a member of the Compensation Committee.

                   NAME AND PRINCIPAL OCCUPATION                       AGE      DIRECTOR SINCE
-------------------------------------------------------------------    ---     ----------------
Directors Whose Terms Expire in 1997:
John T. Roberts....................................................    37      July 1, 1993
     Mr. Roberts is Chief Financial Officer and Treasurer of Quest
     Environmental Resources Corporation, a distributor of
     environmental safety products. He practiced law with a private law firm until September 1989, at which time he became a
     private investor. He assumed his present position in February
     1991. Mr. Roberts is a member of the Compensation Committee.
Richard O. Ryan....................................................    53      June 15, 1988
     Mr. Ryan is President and Chief Operating Officer of the
     Company. Mr. Ryan is a member of the Executive Committee.
Directors Whose Terms Expire in 1998:
H. Blair White.....................................................    68      August 29, 1988
     Mr. White is Of Counsel to Sidley & Austin, a law firm that provides legal services to the Company. He is a director of
     R.R. Donnelley & Sons Company. Mr. White is Chairman of the
     Compensation Committee and of the Executive Committee.
Bruce P. Bickner...................................................    52      June 15, 1988
     Mr. Bickner is Chairman and Chief Executive Officer of the
     Company. Mr. Bickner was Chairman of the Board and Chief
     Executive Officer of DEKALB Energy Company until November
     1992. He is a director of Castle BancGroup, Inc. Mr. Bickner is a member of the Executive Committee.
Dr. Charles Arntzen................................................    54      August 1, 1990
     Dr. Arntzen is President and Chief Executive Officer of the
     Boyce Thompson Institute for Plant Research, Inc. He was
     Manager, Plant Biotechnology Program, Institute of Biosciences
     and Technology of Texas A & M University until he assumed his present position in August 1995. He was deputy Chancellor for
     Agriculture and Dean of the College of Agriculture and Life
     Sciences of Texas A & M University until January 1992. He also serves on the University of Chicago's Board of Governors for the Argonne National Laboratory. Dr. Arntzen is Chairman of
     the Audit Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During fiscal 1995, the Board of Directors held five meetings. All of the directors attended at least 75 percent of the meetings of the Board and the Committees on which they served during the year except for H. Blair White, who attended ten of the fourteen meetings of the Board of Directors and of the applicable Audit, Compensation and Executive Committee meetings held during fiscal 1995. Directors who are not employees of the Company are paid $14,000 annually, plus $1,000 per day for attending meetings of the Board of Directors, meetings of the committees of the Board of Directors or for attending other meetings at the request of the Company, plus expenses for attending meetings. An additional fee of $1,000 per year is paid to each of the Chairmen of the Executive, Compensation and Audit Committees.

     Pursuant to the DEKALB Genetics Corporation Director Stock Option Plan (the "Director Plan"), directors who are not officers or employees of the Company may elect to receive options to purchase shares of Class A Common Stock of the Company in lieu of cash compensation ("Director Options"). The number of shares of Class A Common Stock subject to each Director Option shall be equal to the nearest number of whole shares determined by dividing the amount of the Annual Retainer and Meeting Fees by 25 percent of the Fair Market Value (as defined below) of a share of Class A Common Stock on the date of the annual meeting of stockholders of the Company. For purposes of the Director Plan, the "Annual Retainer" is equal to the amount the director will be entitled to receive for serving as a director in the relevant year and the "Meeting Fees" are equal to the amounts the director will be entitled to receive for attendance at all regularly scheduled meetings of the Board of Directors or any committee of the Board of Directors of which he is a member in the relevant year. If a director does not attend such a Board of Directors or committee meeting (including non-attendance because any meeting was not held), the director will forfeit that portion of the Director Options related to the Meeting Fees for that meeting. The per share exercise price of the Class A Common Stock subject to each Director Option will be 75 percent of the Fair Market Value of a share of Class A Common Stock on the date prior to the date each Director Option was granted. Under the Director Plan, the "Fair Market Value" of a share of Class A Common Stock is the last price per share at which a share of the Company's Class B Common Stock is sold in the regular way on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day prior to the day each Director Option is granted, or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

     The Executive Committee is authorized to act in lieu of the Board between meetings of the Board and recommends to the Board nominees for the Board. The Executive Committee will consider suggestions for Board nominees by shareholders if such suggestions are received in writing by the Secretary of the Company on or before May 31 of each year. The Executive Committee held five meetings during fiscal 1995.

     The Audit Committee reviews periodically with independent auditors the performance of the services for which such auditors are engaged, including reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and auditors, and reviewing fees charged by the Company's independent auditors. The Audit Committee held three meetings during fiscal 1995.

     The Compensation Committee reviews and recommends to the Board of Directors compensation to be paid to senior officers of the Company. During fiscal 1995, the Compensation Committee held three meetings. Certain members of the Board of Directors serve, along with officers of the Company, on committees administering various employee benefit plans of the Company.

                     APPROVAL OF PROPOSED AMENDMENT TO THE
              DEKALB GENETICS CORPORATION LONG-TERM INCENTIVE PLAN

     As described elsewhere in this Proxy Statement, the Company has a Long-Term Incentive Plan (the "LTIP") that provides for, among other things, the grant to eligible officers and other key employees of options ("Options") to purchase Class A or Class B Common Stock (collectively, "Common Stock") of the Company, stock appreciation rights ("SARs") and shares of restricted Common Stock ("Restricted Stock"). Holders of shares of Class A Common Stock are being asked to approve a proposed amendment (the "Amendment") to the LTIP which would increase the number of shares of Common Stock available for grant under the LTIP (the "Increased Share Authorization"), place a limit on the number of shares which may be subject to outstanding grants under the LTIP from time to time (the "Outstanding Grant Limit"), and place a limit on the number of shares of Common Stock subject to awards under the LTIP that can be granted to any participant during any year (the "Participant Limit").

     A copy of the Amendment is attached to this Proxy Statement as Exhibit A and the description of the Amendment is qualified in its entirety by reference to the full text of Exhibit A.

BACKGROUND

     Increased Share Authorization and Outstanding Grant Limit. The LTIP currently provides that the number of shares of Common Stock which may be issued and sold or granted under the LTIP shall be the greater of 384,305 shares or six percent of the total shares of Common Stock outstanding from time to time. Because six percent of the currently outstanding shares of Common Stock is equal to 311,641, the total number of shares of Common Stock currently authorized under the LTIP is 384,305. As of November 30, 1995, 320,621 shares of Common Stock have been issued and sold or granted under the LTIP and, accordingly, only 63,684 shares of Common Stock are currently available under the LTIP.

     The LTIP does not currently contain any limitation on the number of shares of Common Stock subject to outstanding awards from time to time.

     Participant Limit. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Internal Revenue Code ("Code"). Section 162(m) generally limits the deduction that may be claimed for compensation paid to the chief executive officer and the four other highest paid executive officers in a given fiscal year to $1,000,000 per person, subject to certain exceptions. The limit applies to all types of compensation, including amounts realized on exercise of stock options and stock appreciation rights, unless the awards and plan under which they are made qualify as "performance based" under the terms of the Code and related regulations. Under the proposed regulations under Section 162(m), the Participant Limit would permit future grants of Options, SARs and Restricted Stock under the LTIP to meet the requirements for "performance based" compensation.

DESCRIPTION OF AMENDMENT

     Pursuant to the Increased Share Authorization, in addition to the 384,305 shares of Common Stock currently authorized under the LTIP, an additional 350,000 shares of Common Stock would be authorized under the LTIP on and after September 1, 1995. The Amendment would also remove the provisions of the LTIP which could cause the number of authorized shares under the LTIP to be equal to six percent of the outstanding shares of Common Stock from time to time.

     The Outstanding Grant Limit would place an additional restriction on the number of shares which may be subject to outstanding grants under the LTIP from time to time. The Outstanding Grant Limit provides that no Option, SAR or Restricted Stock may be granted or awarded under the LTIP if and to the extent that such grant or award would cause the total number of shares of Common Stock subject to then outstanding and unexercised Options and SARs under the LTIP, plus the total number of shares of Restricted Stock awarded under the LTIP (other than shares no longer subject to restrictions under the LTIP), to exceed eight and one-half percent (8 1/2%) of the total number of shares of Common Stock outstanding at the time of such grant or award.

     The Participant Limit would provide that the maximum number of shares of Common Stock available for grants under the LTIP to any participant in any fiscal year shall not exceed 50,000 shares.

     The effect of the Increased Share Authorization would be to increase by 350,000 shares the number of shares of Common Stock currently authorized under the LTIP. The Outstanding Grant Limit, however, would provide that shares subject to outstanding awards under the LTIP could not exceed 8 1/2% of the total number of outstanding shares of Common Stock of the Company from time to time. If the Outstanding Grant Limit were to prevent a grant or award under the LTIP and subsequently an outstanding Option or SAR were exercised or forfeited or Restricted Shares became no longer subject to restrictions under the LTIP (or the Company were to issue additional shares of Common Stock), then additional grants or awards could then be made under the LTIP up to the limit permitted pursuant to the Outstanding Grant Limit, after giving effect to such exercise, forfeiture, lapse of restrictions or issuance of additional shares. As of November 30, 1995, 227,164 shares of Common Stock were subject to outstanding awards under the LTIP, which was approximately 4.4% of the total number of outstanding shares of Common Stock as of such date. Accordingly, the Outstanding Grant Limit would limit to 441,492 the number of shares of Common Stock which could be subject to outstanding awards as of November 30, 1995 (the remaining 290,848 of the 384,305 shares currently authorized under the LTIP plus 150,644 of the additional 350,000 shares pursuant to the Increased Share Authorization). The Participant Limit will result in the Company not being subject to the
Section 162(m) limitation on deductibility of compensation relating to Options, SARs and Restricted Stock granted under the LTIP in 1996 and subsequent years.

     The Outstanding Grant Limit and the Participant Limit are further limitations on the current terms of the LTIP and do not add benefits or compensation currently available for awards under the LTIP.

VOTE REQUIRED AND RECOMMENDATION

     Each holder of shares of Class A Common Stock will be entitled to cast one vote for each such share held of record on the record date. Approval of the Amendment requires the affirmative vote of at least a majority of the shares of Class A Common Stock of the Company present (in person or by proxy) and entitled to vote at the meeting. Consequently, shares which are voted to abstain from voting on the approval of the Amendment will have the legal effect of a vote against approval of the Amendment and shares which are not voted with respect to the approval of the Amendment (including broker non-votes) will not affect the approval of the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of November 30, 1995 the beneficial ownership of the Class A and Class B Common Stock of the Company (including shares as to which a right to acquire ownership exists (e.g., through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934) of each director and nominee, each Named Executive Officer (as defined below) and all directors and executive officers as a group:

                                                             NUMBER OF SHARES OF COMMON STOCK
                                                            OWNED BENEFICIALLY AND PERCENTAGES
                                                           OF CLASS OUTSTANDING ON NOVEMBER 30,
                                                                        1995(1)(2)
                                                        -------------------------------------------
                                                        CLASS A        %         CLASS B        %
                                                        -------      ------      -------      -----
Charles J. Arntzen(3)................................     4,362        .562           --         --
Allan Aves(4)........................................    12,634       1.611           --         --
Bruce P. Bickner(5)..................................    53,548       6.506           --         --
Richard T. Crowder(6)................................     1,667        .216           --         --
Tod R. Hamachek(7)...................................     9,640       1.234           --         --
Paul H. Hatfield(8)..................................     8,678       1.112           --         --
Virginia Roberts Holt(9)(10).........................   136,470      17.681       10,168       .230
Thomas R. Rauman(11).................................     4,634        .597          100       .002
Douglas C. Roberts(10)(12)...........................   136,954      17.690       14,021       .317
John T. Roberts(10)(13)..............................   141,617      18.222        9,500       .215
Richard O. Ryan(14)..................................    24,464       3.078        4,150       .094
H. Blair White(15)...................................    19,051       2.426           --         --
John H. Witmer, Jr.(16)..............................    19,600       2.478           --         --
All of the above and all other executive officers as
  a group (17 persons)(17)...........................   589,041      62.473       37,989       .859

---------------
 (1) Unless otherwise noted, the named individual has sole voting and investment power with respect to the shares of Class A (voting) Common Stock and sole investment power with respect to the shares of Class B (non-voting) Common Stock listed.

 (2) The Securities and Exchange Commission defines the beneficial owner of a security as including any person who has sole or shared voting or investment power with respect to such security.

 (3) Includes 4,362 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

 (4) Includes 12,484 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

 (5) Includes 51,250 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

 (6) Includes 1,667 shares of Class A Common Stock subject to an option which may be acquired on or prior to January 29, 1996.

 (7) Includes 9,640 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

 (8) Includes 8,678 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

 (9) Includes 17,598 shares of Class A Common Stock and 2,800 shares of Class B Common Stock held in trusts for the benefit of the children of Virginia Roberts Holt of which she or her spouse is the trustee. Includes 700 shares of Class B Common Stock held by her spouse.

(10) Douglas C. Roberts, John T. Roberts and Virginia Roberts Holt are brothers and sister.

(11) Includes 4,634 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(12) Includes 22,618 shares of Class A Common Stock held in trusts for the benefit of the children of Douglas C. Roberts of which he or his spouse is the trustee. Includes 2,367 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(13) Includes 18,699 shares of Class A Common Stock and 2,100 shares of Class B Common Stock held in trusts for the benefit of the children of John T. Roberts of which he or his spouse is the trustee. Includes 700 shares of Class B Common Stock held by his spouse. Includes 5,337 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(14) Includes 23,000 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(15) Includes 600 shares of Class A Common Stock as to which investment power is shared. Includes 13,411 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(16) Includes 19,100 shares of Class A Common Stock subject to options which may be acquired on or prior to January 29, 1996.

(17) Includes 171,041 shares of Class A Common Stock subject to options which may be acquired on or before January 29, 1996.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of November 30, 1995 the beneficial ownership of the Company's Class A Common Stock of each person known by the Company to own beneficially more than five percent of such class of securities and the percentage of all shares of Class A Common Stock that such number of shares represents:

                                                                      PERCENTAGE
                                                                          OF
                                                                     OUTSTANDING
                                                                      SHARES OF
                                                   SHARES OWNED        CLASS A
               NAME AND ADDRESS                   BENEFICIALLY(1)    COMMON STOCK
-----------------------------------------------   ---------------    ------------
John T. Roberts(2)(3)..........................       141,617           18.222%
  7602 E. 88th Place
  Indianapolis, Indiana 46256
Douglas C. Roberts(2)(4).......................       136,954           17.690%
  1449 Janet Street
  Sycamore, Illinois 60178
Virginia Roberts Holt(2)(5)....................       136,470           17.681%
  2329 Clover Lane
  Northfield, Illinois 60093
Bruce P. Bickner(6)............................        53,548            6.506%
  11702 Deerpath Road
  Sycamore, Illinois 60178

---------------
(1) The Securities and Exchange Commission defines the beneficial owner of a security as including any person who has sole or shared voting or investment power with respect to such security.

(2) Douglas C. Roberts, Virginia Roberts Holt and John T. Roberts are brothers and sister.

(3) See Note 13 on page 7.

(4) See Note 12 on page 7.

(5) See Note 9 on page 7.

(6) See Note 5 on page 7.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long term compensation paid by the Company and its subsidiaries for the fiscal years indicated to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, serving at the end of fiscal 1995 (the "Named Executive Officers"):

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                            --------------------------------
                                                                                                     PAYOUTS
                                             ANNUAL COMPENSATION                    AWARDS           -------
         NAME AND                   -------------------------------------   ----------------------
    PRINCIPAL POSITION                                     OTHER ANNUAL      NUMBER OF SECURITIES     LTIP        ALL OTHER
    AT AUGUST 31, 1995       YEAR    SALARY     BONUS     COMPENSATION(1)   UNDERLYING OPTIONS(2)    PAYOUTS   COMPENSATION(3)
---------------------------  ----   --------   --------   ---------------   ----------------------   -------   ---------------
Bruce P. Bickner...........  1995   $285,016   $225,000       $20,389                3,750             $ 0         $28,277
Chairman and Chief           1994    269,992     55,800        14,782                    0               0          17,300
  Executive Officer          1993    266,539          0        18,093                    0               0           9,925
Richard O. Ryan............  1995    231,369    119,250         7,952                6,000               0          16,860
President and Chief          1994    196,969     41,850         6,765                    0               0           7,631
  Operating Officer          1993    214,308          0         8,149                    0               0           6,922
Richard T. Crowder.........  1995    171,514     52,400             0                5,000               0          94,893
Senior Vice President,       1994         --         --            --                   --              --              --
  International(4)           1993         --         --            --                   --              --              --
John H. Witmer, Jr.........  1995    164,885     43,000           331                    0               0          14,135
Senior Vice President        1994    144,723     39,825         1,089                    0               0           6,054
  and General Counsel        1993    133,323      6,550             0                    0               0           4,290
Thomas R. Rauman...........  1995    153,093     33,500         6,472                4,500               0          10,623
Vice President, Finance      1994    116,185     20,000        17,797                2,000               0          21,451
  and CFO(5)                 1993     78,769      5,000             0                1,700               0           2,572

---------------

(1) Other Annual Compensation for fiscal 1995 arose from the following sources:
    Taxable income for executive car participants (Mr. Bickner -- $6,428, Mr. Ryan -- $7,637, Mr. Rauman -- $6,472); Personal use of company airplane (Mr. Bickner -- $11,989, Mr. Ryan -- $315, Mr. Witmer -- $331) (pursuant to Compensation Committee guidelines); reimbursement to Mr. Bickner for income taxes related to benefit plan of $1,972.

(2) No restricted stock or stock appreciation rights (SARs) were awarded to the Named Executive Officers during fiscal 1993, 1994 and 1995.

(3) All Other Compensation for fiscal 1995 arose from the following sources:
    Company contributions to the Company's Deferred Compensation Plan (Mr. Bickner -- $11,449, Mr. Ryan -- $7,393, Mr. Crowder -- $2,713, Mr. Witmer --
    $4,783, Mr. Rauman -- $1,385); Company contributions to the Company's Savings and Investment Plan (Mr. Bickner -- $9,000, Mr. Ryan -- $9,000, Mr. Crowder -- $9,000, Mr. Witmer -- $9,000, Mr. Rauman -- $9,000); and
    Reimbursement for life insurance premiums (Mr. Bickner -- $7,828, Mr. Ryan -- $467, Mr. Crowder -- $197, Mr. Witmer -- $352 and Mr. Rauman -- $238);
    and Company payment to Mr. Crowder of $25,000 for relocation and $57,983 as reimbursement for benefits lost at his previous employer.

(4) Mr. Crowder's employment with the Company began October 26, 1994.

(5) Mr. Rauman's employment with the Company began January 1, 1993.

                        OPTION GRANTS DURING FISCAL 1995

     The following table sets forth the number of shares of Class A Common Stock that were granted subject to options during fiscal 1995 to each Named Executive Officer receiving such a grant:

                                                        INDIVIDUAL GRANTS
                                -----------------------------------------------------------------
                                                        PERCENTAGE OF
                                                         TOTAL SHARES
                                NUMBER OF SECURITIES      GRANTED TO      EXERCISE
                                 UNDERLYING OPTIONS       EMPLOYEES       PRICE PER    EXPIRATION       GRANT DATE
            NAME                     GRANTED(1)         IN FISCAL 1995      SHARE         DATE       PRESENT VALUE(2)
-----------------------------   --------------------    --------------    ---------    ----------    ----------------
Bruce P. Bickner.............           3,750                6.49%         $ 27.00       01/16/05        $ 45,225
Richard O. Ryan..............           6,000               10.39%         $ 27.00       01/16/05          72,360
Richard T. Crowder...........           5,000                8.66%         $ 29.75       10/25/04          69,450
Thomas R. Rauman.............           4,500                7.79%         $ 27.00       01/16/05          54,270

---------------
(1) These options to purchase Class A Common Stock of the Company were granted under the Company's Long-Term Incentive Plan (LTIP) at an exercise price of 100 percent of fair market value on the date of grant. The options are exercisable over a period of not more than ten years from the date of grant. The stock option grants to Messrs. Bickner, Ryan and Rauman were made effective January 17, 1995. Vesting is over a three-year period from the date of grant, with one-third of the options vesting on January 17, 1996, one-third vesting on January 17, 1997 and the final one-third vesting on January 17, 1998. Mr. Crowder's stock option grant was made effective October 26, 1994. Vesting is also over a three-year period with one-third of the options vesting on October 26, 1995, one-third vesting on October 26, 1996 and the final one-third vesting on October 26, 1997.

(2) Grant date present value is based on a Black-Scholes option pricing model adapted for use in valuing executive stock options. In calculating the grant present values set forth in the table, a factor of 40% has been assigned to the volatility of the common stock, the annual dividend assumption is $0.80 per share, the interest rate has been fixed at 8.00% and the exercise of options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the actual value, if any, an executive may realize will depend on the common stock price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

               AGGREGATED OPTION EXERCISES DURING FISCAL 1995 AND
                       FISCAL 1995 YEAR-END OPTION VALUES

     The following table sets forth the number of shares of Class A and Class B Common Stock that were purchased pursuant to options exercised, and the number and value of shares subject to unexercised options at August 31, 1995, for each of the Named Executive Officers:

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                OPTIONS HELD AT                    OPTIONS AT
                              SHARES                           AUGUST 31, 1995(2)            AUGUST 31, 1995(1)(3)
                             ACQUIRED         VALUE       ----------------------------    ----------------------------
          NAME              ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Bruce P. Bickner.........       -0-            -0-           50,000          3,750        $ 1,293,398       $48,281
Richard O. Ryan..........       -0-            -0-           21,000          6,000        $   520,285       $77,250
Richard T. Crowder.......       -0-            -0-              -0-          5,000        $       -0-       $50,625
John H. Witmer, Jr. .....       -0-            -0-           19,100            -0-        $   485,012       $   -0-
Thomas R. Rauman.........       -0-            -0-            1,866          6,434        $    23,591       $82,071

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

(2) No employee of the Company holds any SARs relating to Class A or Class B Common Stock.

(3) Assumed August 31, 1995 fair market value of $39.875 per share of Class B Common Stock.

                LONG-TERM INCENTIVE -- AWARDS DURING FISCAL 1995

     The following table sets forth the long-term incentive awards made during fiscal 1995 to each Named Executive Officer receiving such an award:

                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF        PERFORMANCE       NON-STOCK PRICE BASED PLANS
                                        PERFORMANCE UNITS    PERIOD UNTIL    -------------------------------
                NAME                       AWARDED(1)         MATURATION     THRESHOLD    TARGET     MAXIMUM
            ------------                -----------------    ------------    ---------    -------    -------
Bruce P. Bickner.....................         53,600           08/31/97         -0-       $53,600    $93,800
Richard O. Ryan......................         32,000           08/31/97         -0-       $32,000    $56,000
Richard T. Crowder...................         10,000           08/31/97         -0-       $10,000    $17,500
John H. Witmer, Jr...................         13,600           08/31/97         -0-       $13,600    $23,800
Thomas R. Rauman.....................         16,000           08/31/97         -0-       $16,000    $28,000

---------------
(1) These awards are performance units covering the performance during the 1995, 1996 and 1997 fiscal years. The targeted value of each performance unit is $1.00 with a maximum payout of $1.75 per unit. The performance units vest over a three-year period with one-third vesting at the end of the first year, one-third vesting at the end of the second year and the final third vesting at the end of the third year. For all Named Executive Officers, the payment is based on earnings per share for fiscal year 1997.

           ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE

     The following table sets forth the estimated annual retirement benefits payable upon retirement pursuant to the Company's retirement plans for the indicated levels of remuneration and years of service for each Named Executive
Officer:

   FINAL                                              YEARS OF SERVICE
   AVERAGE                        --------------------------------------------------------
COMPENSATION                         10          15          20          25          30
------------                      --------    --------    --------    --------    --------
  $150,000......................  $ 30,000    $ 45,000    $ 60,000    $ 75,000    $ 90,000
  175,000......................     35,000      52,500      70,000      87,500     105,000
  200,000......................     40,000      60,000      80,000     100,000     120,000
  225,000......................     45,000      67,500      90,000     112,500     135,000
  250,000......................     50,000      75,000     100,000     125,000     150,000
  275,000......................     55,000      82,500     110,000     137,500     165,000
  300,000......................     60,000      90,000     120,000     150,500     180,000
  325,000......................     65,000      97,500     130,000     162,500     195,000
  350,000......................     70,000     105,000     140,000     175,000     210,000
  375,000......................     75,000     112,500     150,000     187,500     225,000
  400,000......................     80,000     120,000     160,000     200,000     240,000
  425,000......................     85,000     127,500     170,000     212,500     255,000
  450,000......................     90,000     135,000     180,000     225,000     270,000
  475,000......................     95,000     142,500     190,000     237,500     285,000
  500,000......................    100,000     150,000     200,000     250,000     300,000

     The defined benefit plan for executives is based upon the average annualized salary (consisting of salary and bonus) of the last 36 consecutive months prior to October 1, 1993, at which time the pension plan was suspended. Compensation earned after that date and future service shall not be included when calculating pension benefits. At October 1, 1993, average annualized salary for each of the Named Executive Officers who are eligible to participate is as follows: Bruce P. Bickner -- $380,590; Richard O. Ryan -- $250,452; John H. Witmer, Jr. -- $227,836; Thomas R. Rauman -- $128,782.

     The credited years of service for each of the Named Executive Officers is:

            Bruce P. Bickner...............................................    18
            Richard O. Ryan................................................    14
            John H. Witmer, Jr.............................................    15
            Thomas R. Rauman...............................................    23

     Richard T. Crowder is not eligible to participate in the pension plans.

     The benefits are calculated by determining the average annualized earnings of the applicable 36 months and multiplying this by the number of years of service times two percent. These benefits will be reduced by social security benefits, qualified pension plan benefits and benefits from a profit sharing plan previously provided by the Company. The benefit table assumes that the participant will retire at age 65. If not, the benefit will be reduced by three percent for every year retirement takes place before age 65.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with all of the Named Executive Officers. Each employment agreement provides for a one-year term and is subject to successive one-year extensions unless notice of termination is given. The employment agreements provide for the following base salaries for fiscal 1996 to be paid to the executive officers: Mr. Bickner ($295,000), Mr. Ryan ($240,000), Mr. Crowder ($215,000), Mr. Witmer ($165,000) and Mr. Rauman
($160,000). Those executive officers will have Company performance-related bonus opportunities which have been set for a target bonus of $225,000; $155,000; $85,000; $53,000 and $60,000 respectively, which could be exceeded if performance merits. Each employment agreement provides that if the executive is terminated prior to the expiration of the term of the agreement such executive officer will also be entitled to termination pay equal to 24 months' base salary and target bonus in the case of Messrs. Bickner and Ryan, 12 months' base salary and target bonus in the case of Mr. Crowder and 12 months' base salary in the case of Messrs. Witmer and Rauman. Messrs. Bickner, Ryan, and Crowder are subject to noncompete limitations for periods of time equaling the length of their termination pay.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     With input on competitive and recommended practices from external independent consultants, the Compensation Committee of the Board of Directors has overseen the development and implementation of Company compensation programs which seek to enhance Company profitability and shareholder value. The Company's objective is to closely align the senior managers' financial interests with those of the Company's shareholders. The Company subscribes to a total compensation theory in which base salary, annual bonus, benefits, perquisites and long-term incentives as components of the compensation package are considered individually and in total. The Company considers three factors in determining the levels and proportions of these compensation components for executive managers.

     The most important element is the Company's past and expected financial performance and whether bonus payments are consistent with shareholder return. Primary factors in determining shareholder return are net earnings and the accomplishment of specific strategic objectives that will enhance earnings and asset return. These specific strategic objectives include goals such as market share gains, new product development, strategic plan development and marketing plan accomplishment.

     Secondly, consideration is given to the competitive practice of like-sized companies and similar industries for paying positions with equivalent responsibilities. The Company uses both a seed industry survey and general industry surveys in determining external pay levels. The seed industry survey is conducted by the American Seed Trade Association ("ASTA") and covers pay practices of 22 competitive seed companies.

The primary general industry compensation surveys used are conducted by William
M. Mercer, Inc. and Hewitt Associates. Emphasis is placed on companies with $200-500 million in annual sales.

     The Company's compensation goal is to target its executives to be paid competitive rates when performance expectations are met and above competitive levels when expectations are exceeded. The Company targets its executives to be paid between the 50th and 75th percentile of competitive rates when performance expectations are met. As a guideline, no bonus will be awarded until 80 percent of the related objective has been reached. At that level of performance, approximately 50 percent of bonus target will be paid. Bonus payments will increase until 100 percent of target is paid at 100 percent objective accomplishment. Performance in excess of the objective will earn a bonus payment over target. Base salaries are normally at or about the 50th percentile of competitive practice. The portion of annual cash compensation subject to performance bonus accomplishment is normally at or greater than the competition.

     Finally, internal pay equity within the Company between executive positions is considered. Individual performance, responsibility level and length of time in position are all factors in determining placement within the appropriate salary range. Major determinants of responsibility level are size of assets managed and the ability to influence profitability.

     Criteria for determining fiscal 1995 annual performance bonuses for the Named Executive Officers included earnings, profit contribution, market share and specific individual objectives.

     The following table summarizes fiscal 1995 bonus opportunities and criteria for the Named Executive Officers:

                                                                      CRITERIA AS A PERCENT OF BONUS TARGET
                                                  1995 BONUS        -----------------------------------------
                                                   TARGET AS           NET       NORTH AMERICAN    INDIVIDUAL
                                               PERCENT OF TOTAL     CORPORATE         SEED         STRATEGIC
                    NAME                       CASH COMPENSATION    EARNINGS      MARKET SHARE     OBJECTIVES
                    ----                       -----------------    ---------    --------------    ----------
Bruce P. Bickner............................          45%              75%            12.5%           12.5%(1)
Richard O. Ryan.............................          40%              75%              25%             --
Richard T. Crowder..........................          27%              13%              --              87%(2)
John H. Witmer, Jr..........................          24%              50%              --              50%(3)
Thomas R. Rauman............................          25%              75%              --              25%(4)

---------------

(1) Included an objective on management structure.

(2) Included objectives on international and world wide seed profit contribution.

(3) Included objectives on intellectual property and shareholder value realization.

(4) Included objectives on financial reporting system.

     The Committee, in its capacity as the DEKALB Genetics Corporation Long-Term Incentive Plan Administrative Committee, periodically grants key employees, including the Named Executive Officers, awards under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides the flexibility to grant longer term incentives in a variety of forms including stock options, stock appreciation rights and restricted stock. The Committee currently views stock options and performance unit grants which the Committee also grants from time to time (the only awards currently outstanding) as the best long term incentive vehicles to ally the interests of management and shareholders. In awarding stock options and performance units, the Committee reviews and approves individual recommendations made by the Chief Executive Officer and the President. The Committee in turn determines the awards for the CEO and the President.

     Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within the Company (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards.

     The Committee, as it deems appropriate, seeks outside professional counsel on the value, size, term and criteria of awards. Hewitt was last retained in this capacity in fiscal 1992.

     The foregoing Compensation Committee Report has been furnished by:

        H. Blair White, Chairman
        Tod R. Hamachek
        John T. Roberts

                   COMPARISON OF CUMULATIVE FIVE-YEAR RETURNS

                                                  PEER GROUP      PEER GROUP
      MEASUREMENT PERIOD            DEKALB          ($150-          ($100-        BROAD MAR-
    (FISCAL YEAR COVERED)          GENETICS      300MM)(1)(2)      200MM)(2)        KET(3)
1990                                       100             100             100             100
1991                                     103.9           125.1           128.8           113.7
1992                                      89.9           134.5           132.8           115.6
1993                                      83.4           164.0           160.7           150.5
1994                                     109.6           171.4           167.2           164.4
1995                                     138.4           193.8           185.6           195.6

(1) There are no published industry or line of business indices that parallel the Company's primary business endeavors, nor is there a group of publicly-traded companies in the same business lines. Therefore, an index of all NASDAQ traded companies with a market capitalization of $150 to $300 million (excluding financial institutions) has been selected as the Peer Group Index. The index is weighted for relative market capitalization.

(2) The Peer Group Index used in last year's Proxy Statement was an index of all NASDAQ traded companies with a market capitalization of $100 to $200 million (excluding financial institutions). Because the Company's market capitalization exceeded $200 million on August 31, 1995, the table includes the new Peer Group Index and the old Peer Group Index for comparative purposes.

(3) The Company is not part of the S&P 500 index and is traded on the NASDAQ. Therefore, the NASDAQ Stock Index has been selected as the Broad-Based Index.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     H. Blair White, a director of the Company, is Of Counsel to the law firm of Sidley & Austin. Sidley & Austin provided legal services to the Company during the past year.

                           CERTAIN OTHER TRANSACTIONS

     Directors and officers of the Company are required under Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Class A Common Stock, Class B Common Stock and other equity securities of the Company. Reports received by the Company during the last fiscal year indicate that Richard O. Ryan, who is an executive officer of the Company, filed one late report relating to one transaction.

                                    AUDITORS

     Arthur Andersen LLP performed the audit of the fiscal 1995 financial statements of the Company. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                      FOR THE JANUARY 1997 ANNUAL MEETING

     Stockholder proposals to be included in the proxy soliciting materials for the Annual Meeting of Stockholders of the Company following the completion of fiscal 1996 must be received by the Company no later than August 8, 1996.

     In addition, the Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director or the submission of a proposal (other than nominations and proposals submitted at the direction of the Board) at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary

DeKalb, Illinois
December 4, 1995

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                          DEKALB GENETICS CORPORATION
                     LONG-TERM INCENTIVE PLAN (THE "PLAN")

     Section 5.1 of the Plan is hereby amended to read in its entirety as follows:

          5.1 Limitations. Subject to the adjustment pursuant to the provisions of Section 5.3 hereof, the number of shares of Common Stock which may be issued and sold or granted hereunder shall be 384,305; provided that on and after September 1, 1995, there shall be an additional 350,000 shares of Common Stock (subject to adjustment pursuant to the provisions of Section
     5.3 hereof) which are available for grants of awards hereunder. The number of shares which may be issued and sold or granted may be either authorized but unissued shares, shares issued and reacquired by the Company or shares bought in the market for the purposes of the Plan. SARs awarded and exercised pursuant to Article VII shall be considered to be Common Stock for purposes of this Section 5.1, provided that shares of Common Stock subject to an Option, and an SAR granted with respect thereto, shall only be counted once.

          Notwithstanding the foregoing, (a) no Option, SAR or Restricted Stock may be granted or awarded hereunder if and to the extent that such grant or award would cause the total number of shares of Common Stock subject to then outstanding and unexercised Options and SARs, plus the total number of shares of Restricted Stock awarded hereunder (other than shares of Restricted Stock which are no longer subject to restrictions under this
     Plan) to exceed eight and one-half percent (8 1/2%) of the total number of shares of Common Stock outstanding at the time of such grant or award and
     (b) the maximum number of shares of Common Stock available for grants of awards hereunder to any Participant in any fiscal year of the Company shall not exceed 50,000 shares (subject to adjustment pursuant to the provisions of Section 5.3 hereof).

--------------------------------------------------------------------------------
                 INSTRUCTIONS TO HARRIS TRUST AND SAVINGS BANK
                  FOR VOTING OF PARTICIPANT'S INTEREST IN THE

            DEKALB GENETICS CORPORATION SAVINGS AND INVESTMENT PLAN

       The undersigned, as a participant in the Company Common Stock Fund of the DEKALB Genetics Corporation Savings and Investment Plan, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 4, 1995. Furthermore, the undersigned hereby instructs the Harris Trust and Savings Bank, as Trustee, (a) to appoint Bruce P. Bickner and H. Blair White, each with full power of substitution, and acting alone, as proxies of the undersigned; (b) to authorize such proxies to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the Kishwaukee College Auditorium, 21193 Malta Road, Malta, Illinois 60150, on January 16, 1996 at 3:00 P.M., Central Standard Time, or any adjournment or adjournments of such meeting; and (c) to instruct such proxies to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

           (1) FOR / / election of the five (5) nominees for director named in the accompanying Proxy Statement, namely:
               Allan Aves, Tod R. Hamachek, Paul H. Hatfield, Virginia Roberts Holt and Douglas C. Roberts and for the terms described in the Proxy Statement.
               INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name below.

               -----------------------------------------------------------------------------------------------------------------
               WITHHOLD / / authority to vote for all of the aforementioned nominees as director.
           (2) FOR / /, AGAINST / /, or ABSTAIN / / with respect to approval of the amendment to the DEKALB Genetics Corporation
               Long-Term Incentive Plan set forth in the accompanying Proxy Statement.
           (3) In their discretion, upon any other business that may properly come before the meeting or adjournment thereof.

                          (Continued on reverse side)



                          (Continued from other side)

          These instructions are revocable. The undersigned hereby revokes any instructions to vote or act with respect to such interest in the Plan heretofore given by the undersigned.

          PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF THIS CARD IS NOT COMPLETED AND RETURNED TO THE TRUSTEE ON OR BEFORE JANUARY 12, 1996, THE SHARES REPRESENTING YOUR INTEREST IN THE PLAN WILL NOT BE VOTED.
                                             Date:
                                                  -------------------------

                                             / / I expect to attend this
                                             meeting.

                                             / / I do not expect to attend
                                             this meeting.

                                             ------------------------------
                                                       Signature

                          DEKALB GENETICS CORPORATION
                     PROXY - ANNUAL MEETING OF STOCKHOLDERS
                                January 16, 1996

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


               The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 4, 1995. Bruce P. Bickner and H. Blair White, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the Kishwaukee College Auditorium, 21193 Malta Road, Malta, Illinois 60150, on January 16, 1996 at 3:00 P.M., Central Standard Time, or any adjournment or adjournments of such meeting, and to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

(1) FOR / / election of the five (5) nominees for director named in the accompanying Proxy Statement, namely: Allan Aves, Tod R. Hamachek, Paul H. Hatfield, Virginia Roberts Holt and Douglas C. Roberts and for the terms described in the Proxy Statement.

         INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name below.

         _____________________________________________________________________

         WITHHOLD / / authority to vote for all of the aforementioned nominees as director.

(2) FOR / /, AGAINST / /, OR ABSTAIN / / with respect to approval of the amendment to the DEKALB Genetics Corporation Long-Term Incentive Plan set forth in the accompanying Proxy Statement.

(3) In their discretion, upon any other business that may properly come before the meeting or adjournment thereof.

           This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

           THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED HEREIN AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR PROPOSALS (1) and (2).


PLEASE MARK, SIGN, DATE AND RETURN          Date:______________________________
THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                          / /  I expect to attend this
                                                 meeting.

                                            / /  I do not expect to attend this
                                                 meeting.

                                            ____________________________________

                                            ____________________________________

                                            Please sign exactly as your stock is
                                            registered.  Joint owners should
                                            each sign personally.  Executors,
                                            administrators, trustees, etc.
                                            should so indicate when signing.